EXHIBIT 99.14

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

FNLC 2005-4 Term Sheet Investor Request - CashflowsA-1

Period	Date	Principal	Interest	Cash Flow	Balance	Prepay Penalty	Princ Writedown	Accum Princ Writedown	Gross Writedown	Accum Gross Writedown	Accrued Interest
Total		284,325,000.00	12,628,531.40	296,953,531.40		0	0		0		12,628,531.40
0	22-Dec-05	0	0	0	284,325,000.00	0	0	0	0	0	0
1	25-Jan-06	3,249,142.21	1,227,044.03	4,476,186.23	281,075,857.79	0	0	0	0	0	1,227,044.03
2	25-Feb-06	5,163,227.96	1,105,990.56	6,269,218.52	275,912,629.83	0	0	0	0	0	1,105,990.56
3	25-Mar-06	7,085,186.63	980,608.81	8,065,795.44	268,827,443.21	0	0	0	0	0	980,608.81
4	25-Apr-06	9,013,324.61	1,057,794.92	10,071,119.53	259,814,118.60	0	0	0	0	0	1,057,794.92
5	25-May-06	10,935,757.78	989,350.51	11,925,108.29	248,878,360.82	0	0	0	0	0	989,350.51
6	25-Jun-06	12,840,153.62	979,298.33	13,819,451.95	236,038,207.19	0	0	0	0	0	979,298.33
7	25-Jul-06	14,713,832.28	898,813.82	15,612,646.10	221,324,374.92	0	0	0	0	0	898,813.82
8	25-Aug-06	16,543,878.06	870,877.60	17,414,755.67	204,780,496.85	0	0	0	0	0	870,877.60
9	25-Sep-06	18,309,452.97	805,779.97	19,115,232.94	186,471,043.88	0	0	0	0	0	805,779.97
10	25-Oct-06	19,719,884.87	710,066.20	20,429,951.06	166,751,159.01	0	0	0	0	0	710,066.20
11	25-Nov-06	21,038,832.01	656,140.33	21,694,972.34	145,712,327.01	0	0	0	0	0	656,140.33
12	25-Dec-06	20,792,105.46	554,860.40	21,346,965.85	124,920,221.55	0	0	0	0	0	554,860.40
13	25-Jan-07	20,419,235.64	491,541.99	20,910,777.63	104,500,985.91	0	0	0	0	0	491,541.99
14	25-Feb-07	19,836,993.79	411,195.41	20,248,189.21	84,663,992.11	0	0	0	0	0	411,195.41
15	25-Mar-07	19,271,452.13	300,900.53	19,572,352.66	65,392,539.98	0	0	0	0	0	300,900.53
16	25-Apr-07	18,722,129.25	257,309.65	18,979,438.90	46,670,410.74	0	0	0	0	0	257,309.65
17	25-May-07	18,188,557.67	177,717.03	18,366,274.70	28,481,853.07	0	0	0	0	0	177,717.03
18	25-Jun-07	17,670,283.45	112,071.74	17,782,355.19	10,811,569.61	0	0	0	0	0	112,071.74
19	25-Jul-07	10,811,569.61	41,169.56	10,852,739.17	0	0	0	0	0	0	41,169.56

Period	Date	Interest Shortfall	Accum Interest Shortfall	Couponcap Shortfall	Couponcap Accum Shortfall	Couponcap Shortfall Payback	Capped Optimal Interest	Coupon	Effective Coupon	Couponcap Rate	Credit Support	LIBOR_1MO
Total		0		0		0	12,628,531.40
0	22-Dec-05	0	0	0	0	0	0				0
1	25-Jan-06	0	0	0	0	0	1,227,044.03	4.5695	4.5695	5.5717	25.09	4.4395
2	25-Feb-06	0	0	0	0	0	1,105,990.56	4.5695	4.5695	6.9451	25.24	4.4395
3	25-Mar-06	0	0	0	0	0	980,608.81	4.5695	4.5695	7.6891	25.45	4.4395
4	25-Apr-06	0	0	0	0	0	1,057,794.92	4.5695	4.5695	6.945	25.72	4.4395
5	25-May-06	0	0	0	0	0	989,350.51	4.5695	4.5695	7.1764	26.05	4.4395
6	25-Jun-06	0	0	0	0	0	979,298.33	4.5695	4.5695	6.9449	26.45	4.4395
7	25-Jul-06	0	0	0	0	0	898,813.82	4.5695	4.5695	7.1764	26.93	4.4395
8	25-Aug-06	0	0	0	0	0	870,877.60	4.5695	4.5695	6.945	27.48	4.4395
9	25-Sep-06	0	0	0	0	0	805,779.97	4.5695	4.5695	6.9451	28.13	4.4395
10	25-Oct-06	0	0	0	0	0	710,066.20	4.5695	4.5695	7.1767	28.86	4.4395
11	25-Nov-06	0	0	0	0	0	656,140.33	4.5695	4.5695	6.9457	29.67	4.4395
12	25-Dec-06	0	0	0	0	0	554,860.40	4.5695	4.5695	7.1781	30.53	4.4395
13	25-Jan-07	0	0	0	0	0	491,541.99	4.5695	4.5695	6.9474	31.42	4.4395
14	25-Feb-07	0	0	0	0	0	411,195.41	4.5695	4.5695	6.9483	32.34	4.4395
15	25-Mar-07	0	0	0	0	0	300,900.53	4.5695	4.5695	7.6939	33.28	4.4395
16	25-Apr-07	0	0	0	0	0	257,309.65	4.5695	4.5695	6.9503	34.25	4.4395
17	25-May-07	0	0	0	0	0	177,717.03	4.5695	4.5695	7.1829	35.25	4.4395
18	25-Jun-07	0	0	0	0	0	112,071.74	4.5695	4.5695	6.9522	36.27	4.4395
19	25-Jul-07	0	0	0	0	0	41,169.56	4.5695	4.5695	7.1849	100	4.4395